                                                                     Exhibit 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                              KATZ OF AMERICA, INC.

     FIRST:    The name of the corporation is KATZ OF AMERICA, INC. (hereinafter referred to as "the Corporation").

     SECOND:   The registered office of the Corporation is to be located at 100
West Tenth Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of stock which the Corporation shall have the authority to issues is One Thousand (1000), all of which shares shall be of one class designated "Common Stock," and the par value of each of such shares shall be One Dollar ($1.00).

     FIFTH:    The name and mailing address of the incorporator of the
Corporation is as follows:

     NAME                                           ADDRESS
     Robert E. Wangard                              One IBM Plaza
                                                    Suite 3100
                                                    Chicago, Illinois  60611

     SIXTH:    The Corporation shall have perpetual existence.

     SEVENTH: The Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation unless the majority of each class of stock entitled to vote shall object to any creation, amendment, alteration, change, addition or repeal.

     EIGHT:    Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     NINTH:    The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

     TENTH:    Members of the board of directors of the Corporation, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     ELEVENTH: The Corporation shall have the full power and authority to indemnify any officer, director or other person against any expenses (including attorneys fees), liabilities, judgments, fines and amounts in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, to the fullest extent provided under the General Corporation Law of the State of Delaware, by resolution of the disinterested directors, resolution of the stockholders, by private agreement, by purchasing insurance for the officer, director or other person, or by provision in the By-Laws.

     TWELFTH: Meetings of stockholders and of the directors may be held at any place within or without the State of Delaware, as may from time to time be designated by the By-Laws or by resolutions of the stockholders or directors. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand and seal this 25th day of February, 1980.


                                                    /s/ Robert E. Wangard
                                           -------------------------------------

                                   CERTIFICATE

             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

     KATZ OF AMERICA, INC., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 29th day of February, 1980, and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

     1.   The name of the corporation is KATZ OF AMERICA, INC.

     2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

     3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1994, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

     4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1994, at which its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

     IN WITNESS WHEREOF, said KATZ OF AMERICA, INC. in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Carl Arthur Henlein, its last and acting President.

                                   KATZ OF AMERICA, INC.


                                   By     /s/ Carl Arthur Henlein
                                      ---------------------------------
                                      Carl Arthur Henlein, President

                                   CERTIFICATE

             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

     KATZ OF AMERICA, INC., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the twenty-ninth day of February, 1980 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

     1.   The name of the corporation is KATZ OF AMERICA, INC.

     2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

     3. The date when revival of the Certificate of Incorporation of this corporation is to commence is twenty-ninth day of February, 1996, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

     4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the first day of March, 1996, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

     IN WITNESS WHEREOF, said KATZ OF AMERICA, INC. in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Carl A. Henlein, its last and acting President, this eighteenth day of August, 1997.

                                   By:      /s/ Carl A. Henlein
                                      ------------------------------
                                      Carl A. Henlein, President

                              CERTIFICATE OF MERGER
                                       OF
                           NEWMARK INTERNATIONAL, INC.
                                       AND
                              KATZ OF AMERICA, INC.

     1. The name and state of incorporation of each of the constituent corporations proposing to merge (the "Merger") are (a) Newark International, Inc., an Alabama corporation ("Newmark"), and (b) Katz of America, Inc., a Delaware corporation ("Katz").

     2. An Agreement and Plan of Merger dated as of April 1, 1998, between Newmark and Katz has been approved, adopted, certified, executed, and acknowledged by Katz and Newmark in accordance with Section 252(c) of the General Corporation Law of Delaware.

     3. The name of the surviving corporation of the Merger is Katz of America, Inc.

     4. The Certificate of Incorporation of Katz shall be the Certificate of Incorporation of the surviving corporation with the following amendment:

          Article FIRST of the Certificate of Incorporation of the surviving corporation shall be amended to read in its entirety as follows:

               FIRST: The name of the corporation is NEWMARK
               INTERNATIONAL, INC. (hereinafter, the "Corporation").

     5. The executed Agreement and Plan of Merger is on file at the following office of the surviving corporation.

                    Newmark International, Inc.
                    Two Perimeter Park South - Suite 475 W
                    Birmingham, Alabama  35243

     6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation and request and without cost to any shareholder of the constituent corporations.

     7. The authorized capital stock of Newmark consists of 2,000 shares of common stock of a par value of $0.50 per share, which authorized common stock is divided into two classes as follows: 1,200 shares of Class A Common Stock of a par value of $0.50 per share and 800 shares of Class B Common Stock of a par value of $0.50 per share.

                                   KATZ OF AMERICA, INC.


                                   By    /s/ Carl A. Henlein
                                     ----------------------------
                                     Carl A. Henlein, President